Exhibit 99.1
Ranpak Holdings Corp. Reports Third Quarter 2024 Financial Results
•Packaging System placement up 1.1% year over year to approximately 143.6 thousand machines at September 30, 2024
•Net revenue for the third quarter increased 11.4% year over year to $92.2 million and increased 10.5% year over year on a constant currency basis to $94.7 million
•Net loss for the third quarter of $8.1 million compared to net loss of $3.3 million for the prior year period
•Constant Currency Adjusted EBITDA (“AEBITDA”) for the third quarter of $20.5 million up 13.9%, or $2.5 million, year over year
CONCORD TOWNSHIP, Ohio, October 31, 2024 – Ranpak Holdings Corp (NYSE: PACK) (“Ranpak” or “the Company”), a leading provider of environmentally sustainable, systems-based, product protection and end-of-line automation solutions for e-Commerce and industrial supply chains, today reported its third quarter 2024 financial results.

Omar Asali, Chairman and Chief Executive Officer, commented, “Ranpak delivered another strong quarter to build on the solid momentum of the first half of the year. We are pleased to report that in the third quarter we experienced a meaningful acceleration in volumes globally which led to double-digit top-line and Adjusted EBITDA growth as well as an increase in our cash position. Net revenue for the quarter increased 11.4% year over year, or 10.5% on a constant currency basis, driven by an e-Commerce induced 14.7% volume increase. We experienced strong demand for our void-fill products globally resulting in increased volumes in both regions, while lower industrial activity weighed on our cushioning product line. We continued to build momentum in Automation with strong revenue growth in the quarter and a robust bookings outlook going into year end.”

“Gross margins remained in-line with expectations at 37.3% and Adjusted EBITDA grew 13.9% in the quarter on a constant currency basis driving further progress on deleveraging. Our net debt to LTM Adjusted EBITDA ratio on a constant currency basis reached 4.0x as of the end of the third quarter, marking substantial progress towards our goal of 3.0x or below.”

“Although the macro environment remains choppy, our execution on strategic accounts has been excellent and fueled much of the improved results this year. I am pleased with the phenomenal effort to drive results in a challenging environment. While it may not show up now, I believe other steps we have taken this year in the general business will start to pay off in 2025 and beyond as we are rolling out a number of new products in PPS and brought in additional talent to drive the pipeline.”
Third Quarter 2024 Highlights
•Packaging systems placement increased 1.1% year over year, to approximately 143.6 thousand machines as of September 30, 2024
•Net revenue increased 11.4% and increased 10.5% adjusting for constant currency
•Net loss of $8.1 million compared to net loss of $3.3 million for the prior year period
•Constant currency AEBITDA1 of $20.5 million for the three months ended September 30, 2024 is up 13.9%
Net revenue for the third quarter of 2024 was $92.2 million compared to $82.8 million in the third quarter of 2023, an increase of $9.4 million or 11.4% year over year. Net revenue was positively impacted by an increase in void-fill, wrapping, and other net revenue, partially offset by a decrease in cushioning. Other net revenue includes automated box sizing equipment and non-paper revenue from packaging systems installed in the field, such as systems accessories. Cushioning decreased $3.2 million, or 9.0%, to $32.5 million from $35.7 million; void-fill increased $9.7 million, or 28.4%, to $43.9 million from $34.2 million; wrapping increased $0.4 million or 4.9% to $8.5 million from $8.1 million; and other sales increased $2.5 million, or 52.1%, to $7.3 million from $4.8 million for the third quarter of 2024 compared to the third quarter of 2023. The increase in void-fill was primarily due to increased volume from e-commerce activity in North America. The increase in net revenue is quantified by an increase in the volume of sales of our paper consumable products of approximately 14.7% and a 2.9% increase in sales of automated box sizing equipment, partially offset by a
1 Please refer to “Non-GAAP Financial Data” in this press release for an explanation and related reconciliation of the Company’s non-GAAP financial measures and further discussion related to certain other non-GAAP metrics included in this press release.

7.0% decrease in the price or mix of our paper consumable products. Constant currency net revenue was $94.7 million for the third quarter of 2024, a 10.5% increase from $85.7 million from the third quarter of 2023.
Net revenue in North America for the third quarter of 2024 totaled $40.3 million compared to $34.9 million in the third quarter of 2023. The increase of $5.4 million, or 15.5%, was primarily attributable to an increase in void-fill and other sales, partially offset by decreases in wrapping and cushioning.
Net revenue in Europe/Asia for the third quarter of 2024 totaled $51.9 million compared to $47.9 million in the third quarter of 2023. The increase of $4.0 million, or 8.4%, was driven by increases in void-fill, wrapping, and other sales, partially offset by a decrease in cushioning. Constant currency net revenue in Europe/Asia was $54.4 million for the third quarter of 2024, a $3.6 million, or 7.1%, increase from $50.8 million for the third quarter of 2023.
Year-to-Date 2024 Highlights
•Net revenue increased 7.3% and increased 6.9% adjusting for constant currency
•Net loss of $10.7 million compared to net loss of $17.8 million for the prior year period
•Constant currency AEBITDA of $61.1 million for the nine months ended September 30, 2024 is up 17.3%
Balance Sheet and Liquidity
Ranpak completed the third quarter of 2024 with a strong liquidity position, including a cash balance of $69.5 million and no borrowings on its $45 million Revolving Credit Facility, which matures in June 2025. As of September 30, 2024, the Company had $250.0 million of USD-denominated term loans and €133.4 million of euro-denominated term loans outstanding under its First Lien Term Loan facilities, resulting in an Adjusted EBITDA net leverage ratio of 4.0x based on results on a constant currency basis through the third quarter of 2024. The First Lien Term Loan facilities mature in June 2026.
The following table presents Ranpak’s installed base of protective packaging systems by product line as of September 30, 2024 and 2023:

	September 30, 2024	September 30, 2023	Change	% Change
PPS Systems	(in thousands)
Cushioning machines	34.9	34.8	0.1	0.3
Void-Fill machines	85.8	84.7	1.1	1.3
Wrapping machines	22.9	22.5	0.4	1.8
Total	143.6	142.0	1.6	1.1
Conference Call Information
The Company will host a conference call and webcast at 8:30 a.m. (ET) on Thursday, October 31, 2024. The conference call and earnings presentation will be webcast live at the following link: https://events.q4inc.com/attendee/101951246. Investors who cannot access the webcast may listen to the conference call live via telephone by dialing (800) 715-9871 and use the Conference ID: 5813434.
A telephonic replay of the webcast also will be available starting at 11:30 a.m. (ET) on Thursday, October 31, 2024 and ending at 11:59 p.m. (ET) on Thursday, November 7, 2024. To listen to the replay, please dial (800) 770-2030 and use the passcode: 5813434.
Note Regarding Forward-Looking Statements
This news release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are not historical facts are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to estimates, projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this news release include, for example, statements about our expectations around the future performance of the business, including our forward-looking guidance.
The forward-looking statements contained in this news release are based on our current expectations and beliefs concerning future developments and their potential effects on us taking into account information currently available to us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks include, but are not limited to: (i) our inability to secure a sufficient supply of paper to meet our production requirements; (ii) the impact of rising prices on production inputs, including labor, energy, and freight on our results of operations; (iii) the impact of the price of kraft paper on our results of operations; (iv) our reliance on third party suppliers; (v) geopolitical conflicts and other social and political unrest or change; (vi) the high degree of competition and continued consolidation in the markets in which we operate; (vii) consumer sensitivity to increases in the prices of our products, changes in consumer preferences with respect to paper products generally or customer inventory rebalancing; (viii) economic, competitive and market conditions generally, including macroeconomic uncertainty, the impact of inflation, and variability in energy, freight, labor and other input costs; (ix) the loss of certain customers; (x) our failure to develop new products that meet our sales or margin expectations or the failure of those products to achieve market acceptance; (xi) our ability to achieve our environmental, social and governance (“ESG”) goals and maintain the sustainable nature of our product portfolio and fulfill our obligations under evolving ESG standards; (xii) our ability to fulfill our obligations under new disclosure regimes relating to ESG matters, such as the European Sustainability Disclosure Standards recently adopted by the European Union (“EU”) under the EU’s Corporate Sustainability Reporting Directive (“CSRD”); (xiii) our future operating results fluctuating, failing to match performance or to meet expectations; (xiv) our ability to fulfill our public company obligations; and (xv) other risks and uncertainties indicated from time to time in filings made with the SEC.
Should one or more of these risks or uncertainties materialize, they could cause our actual results to differ materially from the forward-looking statements. We are not undertaking any obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise. You should not take any statement regarding past trends or activities as a representation that the trends or activities will continue in the future. Accordingly, you should not put undue reliance on these statements.

Ranpak Holdings Corp.
Unaudited Condensed Consolidated Statements of Operations
and Comprehensive Income (Loss)
(in millions, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Paper revenue	$71.3	$64.8	$205.0	$192.4
Machine lease revenue	13.6	13.2	40.0	38.7
Other revenue	7.3	4.8	18.9	14.8
Net revenue	92.2	82.8	263.9	245.9
Cost of goods sold	57.8	51.3	165.5	156.7
Gross profit	34.4	31.5	98.4	89.2
Selling, general and administrative expenses	28.8	20.9	84.0	64.4
Depreciation and amortization expense	8.2	8.1	24.9	24.2
Other operating expense, net	1.6	0.9	3.7	3.5
Income (loss) from operations	(4.2)	1.6	(14.2)	(2.9)
Interest expense	9.3	6.8	20.8	18.4
Foreign currency (gain) loss	0.2	(0.7)	(1.1)	0.2
Other non-operating income, net	(3.1)	(0.1)	(21.0)	(0.8)
Loss before income tax benefit	(10.6)	(4.4)	(12.9)	(20.7)
Income tax benefit	(2.5)	(1.1)	(2.2)	(2.9)
Net loss	$(8.1)	(3.3)	$(10.7)	$(17.8)

Two-class method
Basic and diluted loss per share	$(0.10)	$(0.04)	$(0.13)	$(0.22)
Class A – basic and diluted loss per share	$(0.10)	$(0.04)	$(0.13)	$(0.22)
Class C – basic and diluted loss per share	$(0.10)	$(0.03)	$(0.13)	$(0.21)

Weighted average number of shares outstanding – Class A and C – basic and diluted	83,227,887	82,322,957	82,994,759	82,297,985

Other comprehensive income (loss), before tax
Foreign currency translation adjustments	$3.6	$(1.9)	$1.4	$(1.0)
Interest rate swap adjustments	—	(2.2)	(3.4)	(5.3)
Total other comprehensive income (loss), before tax	3.6	(4.1)	(2.0)	(6.3)
Provision (benefit) for income taxes related to other comprehensive income (loss)	(0.8)	0.1	(0.8)	(1.1)
Total other comprehensive income (loss), net of tax	4.4	(4.2)	(1.2)	(5.2)
Comprehensive loss, net of tax	$(3.7)	$(7.5)	$(11.9)	$(23.0)

Ranpak Holdings Corp.
Unaudited Condensed Consolidated Balance Sheets
(in millions, except share data)

	September 30, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$69.5	62.0
Accounts receivable, net	40.2	31.6
Inventories	22.5	17.3
Income tax receivable	11.1	0.9
Prepaid expenses and other current assets	9.7	13.1
Total current assets	153.0	124.9

Property, plant and equipment, net	143.9	142.1
Operating lease right-of-use assets, net	22.2	23.7
Goodwill	451.3	450.1
Intangible assets, net	324.4	345.4
Deferred tax assets	0.1	0.1
Other assets	38.4	36.4
Total assets	$1,133.3	1,122.7

Liabilities and Shareholders' Equity
Current liabilities
Accounts payable	$24.4	17.6
Accrued liabilities and other	28.9	22.1
Current portion of long-term debt	2.7	2.5
Operating lease liabilities, current	4.0	3.8
Deferred revenue	4.8	2.0
Total current liabilities	64.8	48.0

Long-term debt	400.5	397.8
Deferred tax liabilities	71.2	71.6
Derivative instruments	7.4	6.3
Operating lease liabilities, non-current	22.3	24.7
Other liabilities	2.8	2.3
Total liabilities	569.0	550.7

Commitments and contingencies – Note 13
Shareholders' equity
Class A common stock, $0.0001 par, 200,000,000 shares authorized at September 30, 2024 and December 31, 2023; shares issued and outstanding: 80,309,764 and 79,684,170 at September 30, 2024 and December 31, 2023, respectively	—	—
Convertible Class C common stock, $0.0001 par, 200,000,000 shares authorized at September 30, 2024 and December 31, 2023; shares issued and outstanding: 2,921,099 at September 30, 2024 and December 31, 2023	—	—
Additional paid-in capital	697.9	693.7
Accumulated deficit	(134.5)	(123.8)
Accumulated other comprehensive income	0.9	2.1
Total shareholders' equity	564.3	572.0
Total liabilities and shareholders' equity	$1,133.3	$1,122.7

Ranpak Holdings Corp.
Unaudited Condensed Consolidated Statements of Cash Flows
(in millions)

	Nine Months Ended September 30,
	2024	2023
Cash Flows from Operating Activities
Net loss	$(10.7)	$(17.8)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	49.4	49.4
Amortization of deferred financing costs	2.1	1.5
Loss on disposal of property and equipment	0.9	0.8
Gain on sale of patents	(5.4)	—
Deferred income taxes	2.6	(1.5)
Amortization of initial value of interest rate swap	(1.2)	(1.6)
Currency (gain) loss on foreign denominated debt and notes payable	(1.1)	0.2
Stock-based compensation expense	4.6	(11.8)
Amortization of cloud-based software implementation costs	2.6	2.2
Unrealized loss on strategic investments	0.4	—
Changes in operating assets and liabilities:
(Increase) decrease in receivables, net	(6.0)	(4.1)
(Increase) decrease in inventory	(5.0)	3.3
(Increase) decrease in income tax receivable	(10.1)	(1.6)
(Increase) decrease in prepaid expenses and other assets	(1.6)	(1.9)
Increase (decrease) in accounts payable	6.2	(1.2)
Increase (decrease) in accrued liabilities	7.7	11.3
Change in other assets and liabilities	(0.5)	(4.2)
Net cash provided by operating activities	34.9	23.0
Cash Flows from Investing Activities
Purchases of converter equipment	(21.3)	(17.5)
Purchases of other property, plant, and equipment	(4.0)	(17.4)
Proceeds from sale of patents	5.4	—
Proceeds from sale of plant, property, and equipment	—	2.9
Cash paid for strategic investments	(4.8)	—
Net cash used in investing activities	(24.7)	(32.0)
Cash Flows from Financing Activities
Principal payments on term loans	(0.8)	(1.5)
Financing costs of debt facilities	—	(1.0)
Proceeds from equipment financing	0.7	2.3
Payments on equipment financing	(0.9)	—
Payments on finance lease liabilities	(0.9)	(0.7)
Tax payments for withholdings on stock-based awards distributed	(0.4)	(0.5)
Net cash used in financing activities	(2.3)	(1.4)
Effect of Exchange Rate Changes on Cash	(0.4)	(0.3)
Net Increase (Decrease) in Cash and Cash Equivalents	7.5	(10.7)
Cash and Cash Equivalents, beginning of period	62.0	62.8
Cash and Cash Equivalents, end of period	$69.5	$52.1

Non-GAAP Financial Data
In this press release, we present Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) and constant currency EBITDA and constant currency adjusted EBITDA (“Constant currency AEBITDA”), which are non-GAAP financial measures. We have included EBITDA, constant currency EBITDA and Constant Currency AEBITDA because they are key measures used by our management and board of directors to understand and evaluate our operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. In particular, the exclusion of certain expenses in calculating EBITDA and Constant Currency AEBITDA can provide a useful measure for period-to-period comparisons of our primary business operations. Adjusting AEBITDA for comparability for constant currency also assists in this comparison as it allows a better insight into the performance of our businesses that operate in currencies other than our reporting currency. Before consolidation, our Europe/Asia financial data is derived in Euros. To calculate the adjustment that we apply to present AEBITDA on a constant currency basis, we multiply this Euro-derived data by 1.15 to reflect an exchange rate of 1 Euro to 1.15 USD, which we believe is a reasonable exchange rate to use to give a stable depiction of the business without currency fluctuations between periods, to calculate Europe/Asia data in constant currency USD. An exchange rate of 1.15 approximates the average exchange rate of the Euro to USD over the past five years. We also present non-GAAP constant currency net revenue and derive it in the same manner.
However, EBITDA, constant currency EBITDA and Constant Currency AEBITDA have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. In particular, EBITDA, constant currency EBITDA and Constant Currency AEBITDA should not be viewed as substitutes for, or superior to, net income (loss) prepared in accordance with GAAP as a measure of profitability or liquidity. Some of these limitations are:
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and EBITDA, constant currency EBITDA and constant currency AEBITDA do not reflect all cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•EBITDA, constant currency EBITDA and constant currency AEBITDA do not reflect changes in, or cash requirements for, our working capital needs;
•constant currency AEBITDA does not consider the potentially dilutive impact of equity-based compensation;
•EBITDA, constant currency EBITDA and constant currency AEBITDA do not reflect the impact of the recording or release of valuation allowances or tax payments that may represent a reduction in cash available to us;
•constant currency AEBITDA does not take into account any restructuring and integration costs;
•constant currency EBITDA and constant currency AEBITDA are presented on a constant currency basis and give effect to the impact of currency fluctuations; and
•other companies, including companies in our industry, may calculate EBITDA, constant currency EBITDA and constant currency AEBITDA differently, which reduces their usefulness as comparative measures.
EBITDA — EBITDA is a non-GAAP financial measure that we calculate as net income (loss), adjusted to exclude: benefit from (provision for) income taxes; interest expense; and depreciation and amortization.
Constant currency EBITDA — Constant currency EBITDA is a non-GAAP financial measure that we present on a constant currency basis and we calculate as net income (loss), adjusted to exclude: benefit from (provision for) income taxes; interest expense; and depreciation and amortization.
Constant Currency AEBITDA — Constant Currency AEBITDA is a non-GAAP financial measure that we present on a constant currency basis and calculate as net income (loss), adjusted to exclude: benefit from (provision for) income taxes; interest expense; depreciation and amortization; stock-based compensation expense; and, in certain periods, certain other income and expense items; as further adjusted to reflect the performance of the business on a constant currency basis.
We present constant currency EBITDA and Constant Currency AEBITDA on a constant currency basis because it allows a better insight into the performance of our businesses that operate in currencies other than our reporting currency. Before consolidation, our Europe/Asia financial data is derived in Euros. To calculate the adjustment that we apply to present constant currency EBITDA and Constant Currency AEBITDA on a constant currency basis, we multiply this Euro-derived data by 1.15 to reflect an exchange rate of 1 Euro to 1.15 U.S. dollars (“USD”), which we believe is a reasonable exchange rate to use to give a stable depiction of the business without currency fluctuations between periods, to calculate Europe/Asia data in constant currency USD. We believe that using an exchange rate of 1.15 is reasonable because it approximates the average exchange rate of the Euro to USD over the past five years. In addition, we include certain other unaudited, non-GAAP constant currency data for the three and nine months ended September 30, 2024 and 2023.
This data is based on our historical financial statements, adjusted (where applicable) to reflect a constant currency presentation between periods for the convenience of readers. We reconcile this data to our GAAP data for the same period for the three and nine months ended September 30, 2024 and 2023. Dollar amounts are presented in millions. “NM” represents “not meaningful.”

Ranpak Holdings Corp.
Non-GAAP Financial Data
Reconciliation and Comparison of GAAP Statement of Income Data to Non-GAAP EBITDA and Constant Currency AEBITDA
For the Third Quarter of 2024 and 2023 (in millions)
Please refer to our discussion and definitions of Non-GAAP financial measures

	Three Months Ended September 30,
	2024	2023	$ Change	% Change
Net revenue	$92.2	$82.8	$9.4	11.4
Cost of goods sold	57.8	51.3	6.5	12.7
Gross profit	34.4	31.5	2.9	9.2
Selling, general and administrative expenses	28.8	20.9	7.9	37.8
Depreciation and amortization expense	8.2	8.1	0.1	1.2
Other operating expense, net	1.6	0.9	0.7	77.8
Income (loss) from operations	(4.2)	1.6	(5.8)	(362.5)
Interest expense	9.3	6.8	2.5	36.8
Foreign currency (gain) loss	0.2	(0.7)	0.9	(128.6)
Other non-operating income, net	(3.1)	(0.1)	(3.0)	NM
Loss before income tax benefit	(10.6)	(4.4)	(6.2)	140.9
Income tax benefit	(2.5)	(1.1)	(1.4)	127.3
Net loss	(8.1)	(3.3)	(4.8)	145.5

Depreciation and amortization expense – COS	5.7	8.3	(2.6)	(31.3)
Depreciation and amortization expense – D&A	8.2	8.1	0.1	1.2
Interest expense	9.3	6.8	2.5	36.8
Income tax benefit	(2.5)	(1.1)	(1.4)	127.3
EBITDA(1)	12.6	18.8	(6.2)	(33.0)

Adjustments(2):
Foreign currency (gain) loss	0.2	(0.6)	0.8	(133.3)
Non-cash impairment losses	0.3	—	0.3	NM
M&A, restructuring, severance	3.2	1.5	1.7	113.3
Stock-based compensation expense	1.8	(5.1)	6.9	(135.3)
Amortization of cloud-based software implementation costs(3)	0.8	0.7	0.1	14.3
Cloud-based software implementation costs	0.9	0.7	0.2	28.6
SOX remediation costs	0.9	1.0	(0.1)	(10.0)
Unrealized gain on strategic investments	(3.1)	—	(3.1)	NM
Other adjustments	2.2	0.4	1.8	450.0
Constant currency	0.7	0.6	0.1	16.7
Constant Currency AEBITDA(1)	$20.5	$18.0	$2.5	13.9

Ranpak Holdings Corp.
Non-GAAP Financial Data
Reconciliation and Comparison of GAAP Statement of Income Data to Non-GAAP EBITDA and Constant Currency AEBITDA
For the Nine Months Ended September 30, 2024 and 2023 (in millions)
Please refer to our discussion and definitions of Non-GAAP financial measures

	Nine Months Ended September 30,
	2024	2023	$ Change	% Change
Net revenue	263.9	245.9	18.0	7.3
Cost of goods sold	165.5	156.7	8.8	5.6
Gross profit	98.4	89.2	9.2	10.3
Selling, general and administrative expenses	84.0	64.4	19.6	30.4
Depreciation and amortization expense	24.9	24.2	0.7	2.9
Other operating expense, net	3.7	3.5	0.2	5.7
Loss from operations	(14.2)	(2.9)	(11.3)	389.7
Interest expense	20.8	18.4	2.4	13.0
Foreign currency (gain) loss	(1.1)	0.2	(1.3)	(650.0)
Other non-operating income, net	(21.0)	(0.8)	(20.2)	NM
Loss before income tax benefit	(12.9)	(20.7)	7.8	(37.7)
Income tax benefit	(2.2)	(2.9)	0.7	(24.1)
Net loss	(10.7)	(17.8)	7.1	(39.9)

Depreciation and amortization expense – COS	24.5	25.2	(0.7)	(2.8)
Depreciation and amortization expense – D&A	24.9	24.2	0.7	2.9
Interest expense	20.8	18.4	2.4	13.0
Income tax benefit	(2.2)	(2.9)	0.7	(24.1)
EBITDA(1)	57.3	47.1	10.2	21.7

Adjustments(2):
Foreign currency (gain) loss	(1.1)	0.2	(1.3)	NM
Non-cash impairment losses	0.9	0.9	—	—
M&A, restructuring, severance	5.6	3.0	2.6	86.7
Stock-based compensation expense	4.6	(11.8)	16.4	(139.0)
Amortization of cloud-based software implementation costs(3)	2.6	2.2	0.4	18.2
Cloud-based software implementation costs	2.1	3.1	(1.0)	(32.3)
SOX remediation costs	4.1	3.4	0.7	20.6
Gain on sale of patents	(5.4)	—	(5.4)	NM
Patent litigation settlement	(16.1)	—	(16.1)	NM
Unrealized loss on strategic investments	0.4	—	0.4	NM
Other adjustments	3.6	1.8	1.8	100.0
Constant currency	2.5	2.2	0.3	13.6
Constant Currency AEBITDA(1)	$61.1	$52.1	$9.0	17.3

Ranpak Holdings Corp.
Non-GAAP Financial Data
Reconciliation of GAAP Statement of Income Data to Non-GAAP Constant Currency Statement of Income Data, Constant Currency EBITDA, and Constant Currency AEBITDA (in millions)
For the Third Quarter of 2024
Please refer to our discussion and definitions of Non-GAAP financial measures, including Non-GAAP Constant Currency

	Three Months Ended September 30, 2024
	As reported	Constant Currency(4)	Non-GAAP
Net revenue	$92.2	$2.5	$94.7
Cost of goods sold	57.8	1.4	59.2
Gross profit	34.4	1.1	35.5
Selling, general and administrative expenses	28.8	0.7	29.5
Depreciation and amortization expense	8.2	0.1	8.3
Other operating expense, net	1.6	—	1.6
Loss from operations	(4.2)	0.3	(3.9)
Interest expense	9.3	0.2	9.5
Foreign currency loss	0.2	0.1	0.3
Other non-operating income, net	(3.1)	0.2	(2.9)
Loss before income tax benefit	(10.6)	(0.2)	(10.8)
Income tax benefit	(2.5)	—	(2.5)
Net loss	$(8.1)	$(0.2)	$(8.3)

Constant currency-effected add(1):
Depreciation and amortization expense – COS			$5.9
Depreciation and amortization expense – D&A			8.3
Interest expense			9.5
Income tax benefit			(2.5)
Constant currency EBITDA			12.9

Constant currency-effected adjustments(2):
Foreign currency loss			0.3
Non-cash impairment losses			0.3
M&A, restructuring, severance			3.3
Stock-based compensation expense			1.8
Amortization of cloud-based software implementation costs(3)			0.9
Cloud-based software implementation costs			0.8
SOX remediation			0.9
Unrealized gain on strategic investments			(3.1)
Other adjustments			2.4
Constant currency AEBITDA			$20.5

Ranpak Holdings Corp.
Non-GAAP Financial Data
Reconciliation of GAAP Statement of Income Data to Non-GAAP Constant Currency Statement of Income Data, Constant Currency EBITDA, and Constant Currency AEBITDA (in millions)
For the Third Quarter of 2023
Please refer to our discussion and definitions of Non-GAAP financial measures, including Non-GAAP Constant Currency

	Three Months Ended September 30, 2023
	As reported	Constant Currency(4)	Non-GAAP
Net revenue	$82.8	$2.9	$85.7
Cost of goods sold	51.3	1.7	53.0
Gross profit	31.5	1.2	32.7
Selling, general and administrative expenses	20.9	0.7	21.6
Depreciation and amortization expense	8.1	0.1	8.2
Other operating expense, net	0.9	—	0.9
Income from operations	1.6	0.4	2.0
Interest expense	6.8	—	6.8
Foreign currency gain	(0.7)	0.1	(0.6)
Other non-operating (income) expense, net	(0.1)	0.3	0.2
Loss before income tax benefit	(4.4)	—	(4.4)
Income tax benefit	(1.1)	(0.1)	(1.2)
Net loss	$(3.3)	$0.1	$(3.2)

Constant currency-effected add(1):
Depreciation and amortization expense – COS			$8.5
Depreciation and amortization expense – D&A			8.2
Interest expense			6.8
Income tax benefit			(1.2)
Constant currency EBITDA			19.1

Constant currency-effected adjustments(2):
Foreign currency gain			(0.6)
M&A, restructuring, severance			1.4
Stock-based compensation expense			(5.3)
Amortization of cloud-based software implementation costs(3)			0.7
Cloud-based software implementation costs			0.7
SOX remediation			1.0
Other adjustments			1.0
Constant currency AEBITDA			$18.0

Ranpak Holdings Corp.
Non-GAAP Financial Data
Reconciliation of GAAP Statement of Income Data to Non-GAAP Constant Currency Statement of Income Data, Constant Currency EBITDA, and Constant Currency AEBITDA (in millions)
For the Nine Months Ended September 30, 2024
Please refer to our discussion and definitions of Non-GAAP financial measures, including Non-GAAP Constant Currency

	Nine Months Ended September 30, 2024
	As reported	Constant Currency(4)	Non-GAAP
Net revenue	$263.9	$8.9	$272.8
Cost of goods sold	165.5	5.2	170.7
Gross profit	98.4	3.7	102.1
Selling, general and administrative expenses	84.0	2.4	86.4
Depreciation and amortization expense	24.9	0.4	25.3
Other operating expense, net	3.7	—	3.7
Loss from operations	(14.2)	0.9	(13.3)
Interest expense	20.8	0.3	21.1
Foreign currency gain	(1.1)	—	(1.1)
Other non-operating income, net	(21.0)	(0.5)	(21.5)
Loss before income tax benefit	(12.9)	1.1	(11.8)
Income tax benefit	(2.2)	0.2	(2.0)
Net loss	$(10.7)	$0.9	$(9.8)

Constant currency-effected add(1):
Depreciation and amortization expense – COS			25.4
Depreciation and amortization expense – D&A			25.3
Interest expense			21.1
Income tax benefit			(2.0)
Constant currency EBITDA			60.0

Constant currency-effected adjustments(2):
Foreign currency gain			(1.1)
Non-cash impairment losses			0.9
M&A, restructuring, severance			5.8
Stock-based compensation expense			4.7
Amortization of cloud-based software implementation costs(3)			2.7
Cloud-based software implementation costs			2.0
SOX remediation			4.1
Gain on sale of patents			(5.4)
Patent litigation settlement			(17.2)
Unrealized loss on strategic investments			0.4
Other adjustments			4.2
Constant currency AEBITDA			$61.1

Ranpak Holdings Corp.
Non-GAAP Financial Data
Reconciliation of GAAP Statement of Income Data to Non-GAAP Constant Currency Statement of Income Data, Constant Currency EBITDA, and Constant Currency AEBITDA (in millions)
For the Nine Months Ended September 30, 2023
Please refer to our discussion and definitions of Non-GAAP financial measures, including Non-GAAP Constant Currency

	Nine Months Ended September 30, 2023
	As reported	Constant Currency(4)	Non-GAAP
Net revenue	$245.9	$9.2	$255.1
Cost of goods sold	156.7	5.6	162.3
Gross profit	89.2	3.6	92.8
Selling, general and administrative expenses	64.4	2.1	66.5
Depreciation and amortization expense	24.2	0.4	24.6
Other operating expense, net	3.5	—	3.5
Loss from operations	(2.9)	1.1	(1.8)
Interest expense	18.4	0.2	18.6
Foreign currency loss	0.2	0.1	0.3
Other non-operating (income) expense, net	(0.8)	1.2	0.4
Loss before income tax benefit	(20.7)	(0.4)	(21.1)
Income tax benefit	(2.9)	(0.4)	(3.3)
Net loss	$(17.8)	$—	$(17.8)

Constant currency-effected add(1):
Depreciation and amortization expense – COS			$25.9
Depreciation and amortization expense – D&A			24.6
Interest expense			18.6
Income tax benefit			(3.3)
Constant currency EBITDA			48.0

Constant currency-effected adjustments(2):
Foreign currency loss			0.3
Non-cash impairment losses			1.0
M&A, restructuring, severance			3.1
Stock-based compensation expense			(12.0)
Amortization of cloud-based software implementation costs(3)			2.3
Cloud-based software implementation costs			3.1
SOX remediation			3.4
Other adjustments			2.9
Constant currency AEBITDA			$52.1
_________________________________________________
(1)Reconciliations of EBITDA and constant currency AEBITDA for each period presented are to net (loss) income, the nearest GAAP equivalent.
(2)Adjustments are related to non-cash unusual or infrequent costs such as: effects of non-cash foreign currency remeasurement or adjustment; impairment of returned machines; costs associated with the evaluation of acquisitions; costs associated with executive severance; costs associated with restructuring actions such as plant rationalization or realignment, reorganization, and reductions in force; costs associated with the implementation of the global ERP system; and other items deemed by management to be unusual, infrequent, or non-recurring.
(3)Represents amortization of capitalized costs related to the implementation of the global ERP system, which are included in SG&A.
(4)Effect of Euro constant currency adjustment to a rate of €1.00 to $1.15 on each line item.